UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 4, 2001


                         PRIDE COMPANIES, L.P.
        (Exact name of registrant as specified in its charter)



    Delaware                001-10473              75-2313597
(State or other      (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification No.)
incorporation or
organization)



                    1209 North Fourth Street
                     Abilene, Texas   79601
      (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code:  (915) 677-5444

Item 5.  Other Events and Regulation FD Disclosure.

     On September 4, 2001, the bankruptcy judge for the Northern District of Texas, Abilene Division issued a ruling in the adversary proceedings completed on April 6, 2001 between Pride Companies, L. P. (the "Partnership") and Varde Partners, Inc. ("Varde") who is the Partnership's primary lender. The judge ruled that Varde had to apply all money received from the Partnership to the debt owed by the
Partnership.   Varde had claimed it was entitled to receive one-third
of the proceeds from certain litigation with the United Stated Government or DESC after certain deductions or a total of $17,621,000 without having to apply it to the debt. Although the judge found that Varde breached the contract, he did not award the Partnership any damages or attorneys' fees.

     The judge also ruled the $8,171,000 tendered (the "Tender") by the Partnership to Varde on July 27, 2000 was a valid tender if the amount due Varde under the contract as of that date was less than $8,171,000. If the Tender was valid, the judge ruled that interest ceased accruing on that amount. The Partnership believes the Tender exceeded the amount due under the contract; therefore, interest ceased accruing on such Tender.

     In addition, the judge ruled the $16,360,000 deposited (the
"Deposit") with the District Court of Taylor County, Texas was not a valid tender and as a result interest continued to accrue on the difference between the Deposit and the Tender of $8,171,000.

     The judge did not rule on the propriety or significance of Varde's acceleration of the debt. Assuming the Partnership is not subject to default rates of interest, the total interest and distributions on the debt and preferred equity previously reported in the financial statements is expected to be within approximately $250,000 of the revised interest and distribution amounts.

     The ruling by the bankruptcy court is subject to appeal; however, the Partnership does not expect any such appeal to delay the Partnership's plans to file a revised disclosure statement and plan of reorganization. The Partnership believes that if the plan of reorganization is approved it may be able to emerge from bankruptcy by the first quarter of 2002.

     The Partnership, headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Partnership to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Partnership has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of the Partnership's SEC filings, including the Partnership's 10-K for the year ended December 31, 2000 and its 10-Q for the quarter ending June 30, 2001, which is incorporated herein by reference, for a description of such factors. The Partnership assumes no responsibility to update forward-looking information contained herein.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              PRIDE COMPANIES, L.P.

                              By:  Pride Refining, Inc.,
                                   Managing General Partner


                              By:  /s/ Brad Stephens
                                   Brad Stephens
                                   Chief Executive Officer



Date: September 7, 2001